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                                                                     EXHIBIT 5.1


June 25, 2003

Corixa Corporation
1124 Columbia Street, Suite 200
Seattle, Washington  98104-2040

    RE:  REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

      At your request, we are rendering this opinion in connection with the proposed sale of up to 4,388,520 shares (the "Shares") of common stock of Corixa Corporation (the "Company"), $0.001 par value per share, by certain selling stockholders, including (i) 3,719,085 shares of common stock of the Company currently outstanding (the "Common Shares") and (ii) 669,435 shares of common stock of the Company that are issuable upon exercise of common stock purchase warrants (the "Warrant Shares"), pursuant to a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act").

      We have examined the Registration Statement and such instruments, documents, certificates and records that we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.

      Based on the foregoing, we are of the opinion that the Common Shares are legally issued, fully paid and nonassessable and, upon payment of the exercise price for and delivery of the Warrant Shares in accordance with the common stock purchase warrants, and the countersigning of the certificates representing the Warrant Shares by a duly authorized signatory of the registrar for the common stock of the Company, the Warrant Shares will be legally issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement as originally filed or as subsequently amended or supplemented, and to the reference to our firm in the Registration Statement under the heading "Legal Matters." In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                          Very truly yours,


                                          /S/ ORRICK, HERRINGTON & SUTCLIFFE LLP